Exhibit 99.2

American Electric Power
2008 Actual vs. 2009 Guidance

						2008 Actual					2009 Guidance
		Performance Driver				($ millions)	Performance Driver				($ millions)

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	72,725	GWh @	$31.3	/MWhr =	2,278	68,579	GWh @	$36.8	/MWhr =	2,523
2	Ohio Companies	52,181	GWh @	$46.6	/MWhr =	2,431	49,597	GWh @	$58.1	/MWhr =	2,879
3	West Regulated Integrated Utilities	41,907	GWh @	$25.2	/MWhr =	1,057	40,065	GWh @	$29.0	/MWhr =	1,163
4	Texas Wires	27,075	GWh @	$19.8	/MWhr =	537	27,267	GWh @	$20.6	/MWhr =	561
5	Off-System Sales	29,365	GWh @	$28.8	/MWhr =	845	22,763	GWh @	$11.4	/MWhr =	260
6		Transmission Revenue - 3rd Party				329					364
7	Other Operating Revenue					569					636
8	Utility Gross Margin					8,046					8,386

9	Operations & Maintenance					(3,366)					(3,361)
10	Depreciation & Amortization					(1,450)					(1,524)
11		Taxes Other than Income Taxes				(749)					(785)
12		Interest Exp & Preferred Dividend				(872)					(918)
13	Other Income & Deductions					168					97
14	Income Taxes					(567)					(608)
15		Utility Operations On-Going Earnings				1,210					1,287

16		Transmission Operations On-Going Earnings				2					3
	NON-UTILITY OPERATIONS:
17	AEP River Operations					55					48
18	Generation & Marketing					65					43
		Non-Utility Operations On-Going Earnings				120					91
19		Parent & Other On-Going Earnings				(31)					(78)
20	ON-GOING EARNINGS					1,301					1,303

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.